UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 13, 2018

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On April 13, 2018, Radiant Logistics, Inc. (the “Company,” “we” or “us”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting details regarding the planned payment of dividends under its 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”). This Amendment No. 1 on Form 8-K/A amends the Original Form 8-K to correct a typographical error contained therein regarding the record date governing the payment of the dividends. As amended, this Amendment No. 1 correctly indicates that the dividend is payable on April 30, 2018 to the holders of record of the Series A Preferred Stock as of April 27, 2018.

Item 8.01 Other Events.

Radiant Logistics, Inc. (the “Company”) announced that its board of directors has declared a cash dividend of $0.609375 per share on its 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”) that is payable with respect to the period commencing on January 31, 2018 and ending on April 29, 2018. The dividend is payable on April 30, 2018 to the holders of record of the Series A Preferred Stock as of April 27, 2018.

A copy of the press release of the Company, dated April 13, 2018, is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

No.	Description
99.1	Press Release of Radiant Logistics Inc. dated April 13, 2018

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: April 18, 2018	By:	/s/ Todd Macomber
Todd Macomber
Senior Vice President, Chief Financial Officer